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                                                                      EXHIBIT 11




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 30, 1999, accompanying the consolidated financial statements included in the Annual Report of NAM Corporation and Subsidiaries on Form 10-KSB for the fiscal year ended June 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of NAM Corporation and Subsidiaries on Form S-8 (File No. 333-66893, effective November 6, 1998).




GRANT THORNTON LLP


Melville, New York
August 30, 1999